Exhibit 99.1

Heritage Commerce Corp Reports Earnings of $5.7 Million for the Fourth Quarter of 2019 and

Record Earnings of $40.5  Million for the Full Year of 2019;

Merger with Presidio Bank Completed

San Jose, CA — January 23, 2020 —  Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced fourth quarter 2019 net income of  $5.7 million, or $0.10 per average diluted common share,  compared to $13.2 million, or $0.30 per average diluted common share, for the fourth quarter of 2018, and $11.3 million, or $0.26 per average diluted common share, for the third quarter of 2019.   For the year ended December  31, 2019,  the Company reported record net income of $40.5 million, or $0.84 per average diluted common share, compared to $35.3 million, or $0.84 per average diluted common share, for the year ended December  31, 2018.  All results are unaudited.

Earnings for the third and fourth quarters of 2019, and for the year ended December 31, 2019 were reduced by pre-tax merger-related costs of $661,000, $9.9 million, and $11.1 million, respectively, related to the merger with Presidio Bank (“Presidio”) which was completed on October 11, 2019 (the “Presidio merger  date”).  Pre-tax earnings for the fourth quarter of 2019 were further reduced by an additional $2.0 million of provision for loan losses for certain non-impaired loans acquired at a premium from Presidio.  Earnings for the fourth quarter of 2018 and for the year ended December 31, 2018 were reduced by pre-tax merger-related costs of $139,000 and $9.2 million, respectively, for the acquisitions of Tri-Valley Bank (“Tri-Valley”) and United American Bank (“United American”) which were completed on April 6, 2018 and May 4, 2018, respectively.  The effective tax rate for the year ended December 31, 2019 was 28.1%, compared to an effective tax rate of 27.4% for the year ended December 31, 2018.

“The fourth quarter of 2019 saw a significant accomplishment for Heritage Bank of Commerce with the completion of the Presidio Bank merger thereby creating the San Francisco Bay Area’s premier community business bank with a strong depth of banking talent and an extensive and diverse customer base.” said Keith A. Wilton, President and Chief Executive Officer. “Credit quality remains strong and the Bank continued to generate solid earnings for the fourth quarter and the full year of 2019, though these were partially reduced by anticipated merger-related costs from the Presidio merger.”

“We ended 2019 with over $4.1 billion in total assets, $2.5 billion in total loans and $3.4 billion in total deposits, with noninterest-bearing deposits increasing 42% from a year ago to 42% of total deposits,” added Mr. Wilton.  “Net interest income was up 19% for the fourth quarter of 2019, over a year ago, and increased 8% for the full year.  Also, in spite of the linked quarter margin compression, and the lower interest rate environment in general, our net interest margin remained strong at 4.15% for the fourth quarter and 4.28% for the full year.  Credit quality continues to improve, with nonperforming assets declining 34% from a year ago to $9.8 million, or 0.24% of total assets.  In the fourth quarter of 2019 we booked an elevated provision for loan losses of $3.2 million, of which $2.0 million was a provision for certain non-impaired loans acquired at a premium from Presidio.”

“We remain focused on the long-term success of our Company and will continue to invest in the future of our franchise.  To that end, we are planning our systems conversion and integration of Presidio during the first quarter of 2020, for which we will incur anticipated additional merger-related costs,” said Mr. Wilton.  “I would also like to thank our many dedicated legacy employees and new employees from Presidio Bank for all that they do to create value, each and every day, for our customers, communities and shareholders.”

2019 Highlights (as of, or for the periods ended December 31, 2019, compared to December 31, 2018,  and September  30, 2019, except as noted):

Operating Results:

♦

Diluted earnings per share were  $0.10 for the fourth quarter of 2019, compared to $0.30 for the fourth quarter of 2018, and $0.26 for the third quarter of 2019.    Diluted earnings per share were  $0.84 for the years ended December 31, 2019 and 2018.

•

Earnings for the fourth quarter of 2019, third quarter of 2019, and the year ended December 31, 2019 were reduced by merger-related costs for the transaction with Presidio, and earnings for the fourth quarter of 2018, and for the year ended December 31, 2018 were reduced by merger-related costs for the acquisitions of Tri-Valley and United American, as follows:

	For the Quarter Ended			For the Year Ended
MERGER-RELATED COSTS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
Salaries and employee benefits	$6,580	$—	$(7)	$6,580	$3,569
Other	3,299	661	146	4,500	5,598
Total merger-related costs	$9,879	$661	$139	$11,080	$9,167

•

The Company acquired $10.0 million of subordinated debt from the Presidio transaction, which was redeemed on December 19, 2019.  As a result of the redemption of the subordinated debt, the Company paid a pre-payment penalty of $300,000 during the fourth quarter of 2019.

♦

On October 11, 2019, the Company completed its merger with Presidio for an aggregate transaction value of $185.6 million. Shareholders of Presidio received a fixed exchange ratio at closing of 2.47 shares of the Company’s common stock for each share of Presidio common stock. Upon closing of the transaction, the Company issued 15,684,064 shares of the Company’s common stock to Presidio shareholders and holders of restricted stock units for a total value of $178.2 million based on the Company’s closing stock price of $11.36 on the closing date of October 11, 2019. In addition, the consideration for Presidio stock options exchanged for the Company’s stock options totaled $7.4 million and cash-in-lieu of fractional shares totaled $1,000 on October 11, 2019.  The Company recorded goodwill of $83.7 million for the Presidio merger, which represents the excess of consideration paid for the net assets acquired marked to their market values, as follows:

GOODWILL	October 11,
(in $000’s, unaudited)	2019
Consideration paid:
Issuance of 15,684,064 shares of common stock
to Presidio shareholders and holders of restricted stock
(stock price = $11.36 on October 11, 2019)	$178,171
Consideration for Presidio stock options exchanged for
Heritage Commerce Corp stock options	7,426
Cash paid for fractional shares	1

Total Consideration Paid	$185,598

Net assets pre-merger	$96,119

Fair value adjustments:
Investment securities	422
Loans receivable	(12,529)
Allowance for loan losses	7,463
Core deposit intangible	11,247
Above market lease	(100)
Time Deposits - Under $100	3
Time Deposits - $100 and Over	(2)

Total fair value adjustments	6,504
Deferred taxes on fair value adjustments	(1,378)
Other adjustments to goodwill	686

Fair value of net assets acquired	101,931

Excess of consideration paid over fair value of
net assets acquired = goodwill	$83,667

•	Presidio’s results of operations have been included in the Company’s results of operations beginning October 12, 2019.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Return on average tangible assets	0.57%	1.49%	1.69%	1.25%	1.19%
Return on average tangible equity	5.96%	15.08%	20.08%	13.09%	14.41%

♦

Net interest income, before provision for loan losses, increased 19% to $39.2 million for the fourth quarter of 2019, compared to $33.1 million for the fourth quarter of 2018, and increased 28%  from $30.6 million for the third quarter of 2019.  Net interest income increased 8% to $131.8 million for the year ended December 31, 2019, compared to $122.0 million for the year ended December 31, 2018. The decrease in the return on average tangible assets and average tangible equity for the fourth quarter of 2019 and the year ended 2019 was primarily due to higher merger-related costs.

•

The fully tax equivalent (“FTE”) net interest margin contracted 27 basis points to 4.15% for the fourth quarter of 2019, from 4.42% for the fourth quarter of 2018,  primarily due to a decline in the average yield of loans, investment securities, and overnight funds, a decrease in the average balance of Bay View Funding’s factored receivables, partially offset by an increase in the average balance of loans, and an increase in the accretion of the loan discount into loan interest income from  a merger during the fourth quarter of 2019.  The net interest margin contracted nine basis points for the fourth quarter of 2019 from 4.24% for the third quarter of 2019, primarily due to a decline in the average yield of loans and overnight funds, partially offset by a higher average balance of loans, and an increase in the accretion of the loan discount into loan interest income from  a merger during the fourth quarter of 2019.

•

For the year ended December 31, 2019, the net interest margin contracted three basis points to 4.28%, compared to 4.31% for the year ended December 31, 2018, primarily due to a higher cost of deposits, a decrease in the average balance of Bay View Funding’s factored receivables,  partially offset by an increase in the average balance of loans and securities, and an increase in the accretion of the loan purchase discount into loan interest income from a merger during the year ended December 31, 2019.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	December 31, 2019			December 31, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,353,871	$30,786	5.19%	$1,742,614	$23,053	5.25%
Bay View Funding factored receivables	45,045	2,888	25.44%	65,521	4,012	24.29%
Residential mortgages	33,867	237	2.78%	38,148	268	2.79%
Purchased commercial real estate
("CRE") loans	28,407	238	3.32%	34,121	311	3.62%
Loan fair value mark / accretion	(15,089)	1,338	0.23%	(6,783)	720	0.16%
Total loans	$2,446,101	$35,487	5.76%	$1,873,621	$28,364	6.01%

•

The average yield on the total loan portfolio decreased to 5.76% for the fourth quarter of 2019, compared to 6.01% for the fourth quarter of 2018, primarily due to decreases in the prime rate on loans during the latter part of 2019, and a decrease in the average balance of Bay View Funding’s factored receivables, partially offset by an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2019			September 30, 2019
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,353,871	$30,786	5.19%	$1,748,379	$23,401	5.31%
Bay View Funding factored receivables	45,045	2,888	25.44%	47,614	2,879	23.99%
Residential mortgages	33,867	237	2.78%	34,639	229	2.62%
Purchased CRE loans	28,407	238	3.32%	30,567	284	3.69%
Loan fair value mark / accretion	(15,089)	1,338	0.23%	(5,359)	471	0.11%
Total loans	$2,446,101	$35,487	5.76%	$1,855,840	$27,264	5.83%

•

The average yield on the total loan portfolio decreased to 5.76% for the fourth quarter of 2019, compared to 5.83% for the third  quarter of 2019, primarily due to decreases in the prime rate on loans during the latter part of 2019, partially offset by an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Year Ended			For the Year Ended
	December 31, 2019			December 31, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,890,079	$100,380	5.31%	$1,670,065	$86,610	5.19%
Bay View Funding factored receivables	46,710	11,688	25.02%	59,220	14,698	24.82%
Residential mortgages	35,343	951	2.69%	40,998	1,118	2.73%
Purchased CRE loans	30,936	1,107	3.58%	36,080	1,257	3.48%
Loan fair value mark / accretion	(8,151)	2,682	0.14%	(5,348)	1,952	0.12%
Total loans	$1,994,917	$116,808	5.86%	$1,801,015	$105,635	5.87%

•

The average yield on the total loan portfolio decreased to 5.86% for the year ended December 31, 2019, compared to 5.87% for the year ended December 31, 2018,  primarily due to a decrease in the average balance of Bay View Funding’s factored receivables, partially offset by the impact of the increasing prime rate on loans over the course of 2018 (prior to the prime rate decreasing in the latter part of 2019), and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

•

The total net purchase discount on loans from the Focus Business Bank (“Focus”) loan portfolio was $5.4 million on the acquisition date of August 20, 2015, of which $418,000 remains outstanding as of December 31, 2019.  The total net purchase discount on loans from the Tri-Valley loan portfolio was $2.6 million on the acquisition date of April 6, 2018, of which $1.6 million remains outstanding as of December  31, 2019.    The total net purchase discount on loans from the United American loan portfolio was $4.7 million on the acquisition date of May 4, 2018, of which $2.7 million remains outstanding as of December 31, 2019.    The total net purchase discount on loans from Presidio loan portfolio was $12.5 million on the Presidio merger date, of which $11.6 million remains outstanding as of December 31, 2019.

♦

The cost of total deposits was 0.26% for the fourth quarter of 2019, compared to 0.25% for the fourth quarter of 2018 and 0.31% for the third quarter of 2019.  The cost of total deposits was 0.29% for the year ended December 31, 2019,  compared to 0.21% for the year ended December  31, 2018.

♦

There was a $3.2 million provision for loan losses for the fourth quarter of 2019, compared to a $142,000 provision for loan losses for the fourth quarter of 2018, and a $576,000 credit to the provision for loan losses for the third quarter of 2019.  The provision for loan losses for the fourth quarter of 2019 included $2.0 million related to certain non-impaired loans acquired at a premium from Presidio.  This premium was due to higher interest rates on the loans versus market interest rates at the time of the merger.  Due to the net premium on these loans, a provision for loan losses was required and it was not due to credit deterioration since the Presidio merger date.  There was an  $846,000 provision for loan losses for the year ended December  31, 2019, compared to a $7.4 million provision for loan losses for the year ended December  31, 2018.  The higher provision for loan losses for the year ended December 31, 2018 included a $7.0 million specific reserve for a lending relationship that was placed on nonaccrual during the second quarter of 2018.

♦

Total noninterest income was $2.4 million for the fourth quarters of 2019 and 2018.  An increase in the gain on sales of Small Business Administration (“SBA”) loans, and an increase in the cash surrender value of life insurance, was offset by a loss on sale of securities for the fourth quarter of 2019.  Total noninterest income for the fourth quarter of 2019 decreased from $2.6 million for the third quarter of 2019, primarily due to a loss on sale of securities, partially offset by an increase in the gain on sale of SBA loans, an increase in the cash surrender value of life insurance, and higher service charges and fees on deposits accounts.

•

For the year ended December 31, 2019,  total noninterest income increased to $10.2 million, compared to $9.6 million for the  year ended December  31, 2018. The increase in noninterest income for the year ended December  31,  2019, was primarily due to higher service charges and fees on deposit accounts,  and an increase in the cash surrender value of life insurance, partially offset by an increase in the gain on sale of securities, and proceeds from a legal settlement in the year ended December  31, 2018.

•

The Company received $1.3 million in proceeds from a legal settlement during the second quarter of 2018, of which $377,000 was recorded in other noninterest income, and $922,000 was credited to professional fees for recaptured legal fees previously paid by the Company.

♦

Total noninterest expense for the fourth quarter of 2019 increased to  $30.6 million, compared to $16.9 million for the  fourth quarter of 2018, and $17.9 million for the third quarter of 2019, primarily due to higher merger-related costs.  Total noninterest expense for the fourth quarter of 2019 included total merger-related costs of $9.9 million for the Presidio merger, of which $6.6 million was included in salaries and employee benefits, and $3.3 million was included in other noninterest expense.  Total merger-related costs were  $139,000 for the fourth quarter of 2018 for the Tri-Valley and United American acquisitions.  Total merger-related costs were $661,000 for the third quarter of 2019 for the Presidio merger.

•

Total noninterest expense for the year ended December 31, 2019 increased to $84.9 million, compared to $75.5 million for the year ended December 31, 2018, primarily due to higher merger-related costs, and a full year of additional operating costs of Tri-Valley and United American, in addition to the operating costs of Presidio for the fourth quarter of 2019.  Total noninterest expense for the year ended December 31,  2019 included total merger-related costs of $11.1 million for the Presidio merger of which $6.6 million was included in salaries and employee benefits, and $4.5 million was included in other noninterest expense.  Total merger-related costs were $9.2 million for the year ended December 31,  2018 for the Tri-Valley and United American acquisitions, of which $3.6 million was included in salaries and employee benefits and $5.6 million was included in other noninterest expense. Professional fees for the year ended December 31,  2018 included a recovery of $922,000 from a legal settlement.

•	Full time equivalent employees were 357 at December 31, 2019, 302 at December 31, 2018, and 308 at September 30, 2019.

♦

The efficiency ratio was 73.58% for the fourth quarter of 2019, compared to 47.78% for the fourth quarter of 2018, and 53.87% for the third quarter of 2019.  The efficiency ratio for the year ended December 31, 2019 was 59.76%, compared to 57.39% for the year ended December  31, 2018.   The increase in the efficiency ratio for the fourth quarter of 2019 and the year ended December 31, 2019 was primarily due to higher merger-related costs.

♦

Income tax expense was $2.1 million for the fourth quarter of 2019, compared to $5.1 million for the fourth quarter of 2018, and $4.6 million for the third quarter of 2019.  Income tax expense for the year ended December  31, 2019 was $15.9 million, compared to $13.3 million for the year ended December  31, 2018.  The effective tax rate for the fourth quarter of 2019 was 26.9%, compared to 28.0% for the fourth quarter of 2018, and 29.1% for the third quarter of 2019.    The effective tax rate for the  year ended December  31, 2019 was 28.1%, compared to 27.4% for the  year ended December  31, 2018.

•

The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦

Total assets increased 33% to $4.11 billion at December  31, 2019, compared to $3.10 billion at December 31, 2018 and increased 29% from $3.18 billion at September 30, 2019, primarily due to the Presidio merger.

♦

Securities available-for-sale, at fair value, totaled $404.8 million at December 31, 2019, compared to $459.0 million at December 31, 2018, and $333.1 million at September 30, 2019.  At December  31, 2019, the Company’s securities available-for-sale portfolio comprised $284.4 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities),  and $120.4 million of U.S. Treasury securities. The pre-tax unrealized gain on securities available-for-sale at December  31, 2019 was $2.3 million, compared to a pre-tax unrealized loss on securities available-for-sale of ($7.7) million at December  31, 2018, and a pre-tax unrealized gain on securities available-for-sale of $1.7 million at September 30, 2019.  All other factors remaining the same, when market interest rates are rising, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio.

•

Investment securities available-for-sale from Presidio totaled $45.1 million, at fair value, at the Presidio merger  date. During the fourth quarter of 2019, the Company sold $68.8 million of securities available-for-sale for a net loss of ($217,000).  During the fourth quarter of 2019, the Company purchased $112.0 million of securities available-for-sale, with a book yield of 2.40%, and an average life of 5.26 years.

♦

At December  31, 2019, securities held-to-maturity, at amortized cost, totaled $366.6 million, compared to $377.2 million at December  31, 2018, and $342.0 million at September 30, 2019.  At December  31, 2019, the Company’s securities held-to-maturity portfolio was comprised of $285.4 million of agency mortgage-backed securities, and $81.2 million of tax-exempt municipal bonds.

•

Investment securities held-to-maturity from Presidio totaled $463,000, at fair value, at the Presidio merger date. During the fourth quarter of 2019, the Company purchased $41.7 million of securities held-to-maturity, with a book yield of 2.53%, and an average life of 6.02 years.

♦

The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	December 31, 2019		September 30, 2019		December 31, 2018
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$678,696	27%	$528,060	28%	$597,763	32%
Real estate:
CRE	1,495,903	59%	1,080,235	58%	994,067	52%
Land and construction	147,109	6%	96,610	5%	122,358	6%
Home equity	136,259	5%	111,610	6%	109,112	6%
Residential mortgages	55,128	2%	47,276	3%	50,979	3%
Consumer	21,068	1%	11,701	1%	12,453	1%
Total Loans	2,534,163	100%	1,875,492	100%	1,886,732	100%
Deferred loan fees, net	(319)	-	(105)	—	(327)	—
Loans, net of deferred fees	$2,533,844	100%	$1,875,387	100%	$1,886,405	100%

•

Loans, excluding loans held-for-sale, increased $647.4 million or 34%, to $2.53 billion at December  31, 2019, compared to $1.89  billion at December  31, 2018,  which included $669.5 million in loans from Presidio, at fair value, a decrease of $11.3 million in the Company’s legacy portfolio, a decrease of $6.5 million in purchased CRE loans, and a decrease of $4.3 million in purchased residential loans. Loans, excluding loans held-for-sale, increased $658.5 million or 35%, to $2.53 billion at December  31, 2019, compared to $1.88 billion September 30, 2019, which included $669.5 million in loans from Presidio, at fair value, a decrease of $7.1 million in the Company’s legacy portfolio, and a decrease of $3.2 million in purchased CRE loans.

•	Commercial and Industrial (“C&I”) line usage was 35% at December 31, 2019, compared to 36% at December 31, 2018, and 35% at September 30, 2019.

•	At December 31, 2019, 34% of the CRE loan portfolio was secured by owner-occupied real estate.

♦	The following table summarizes the allowance for loan losses (“ALLL”) for the periods indicated:

	For the Quarter Ended			For the Year Ended
ALLOWANCE FOR LOAN LOSSES	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
Balance at beginning of period	$25,895	$26,631	$27,426	$27,848	$19,658
Charge-offs during the period	(6,003)	(318)	(166)	(6,623)	(2,026)
Recoveries during the period	170	158	446	1,214	2,795
Net recoveries (charge-offs) during the period	(5,833)	(160)	280	(5,409)	769
Provision (credit) for loan losses during the period	3,223	(576)	142	846	7,421
Balance at end of period	$23,285	$25,895	$27,848	$23,285	$27,848

Total loans, net of deferred fees	$2,533,844	$1,875,387	$1,886,405	$2,533,844	$1,886,405
Total nonperforming loans	$9,828	$14,247	$14,887	$9,828	$14,887
Allowance for loan losses to total loans	0.92%	1.38%	1.48%	0.92%	1.48%
Allowance for loan losses to total nonperforming loans	236.93%	181.76%	187.06%	236.93%	187.06%

•

The ALLL was 0.92% of total loans at December  31, 2019, compared to 1.48% at December  31, 2018, and 1.38% at September 30, 2019.  The ALLL to total nonperforming loans was 236.93% at December  31, 2019, compared to 187.06% at December  31, 2018, and  181.76% at September 30, 2019.  The loans acquired from Presidio are included in total loans.  Due to the addition of the Presidio loans at fair value with no allowance, the ALLL to total loans decreased at December 31, 2019.  However, the Company provided an additional $2.0 million in provision for loan losses to increase the ALLL at December 31, 2019 for certain non-impaired loans acquired at a premium from Presidio.

•

Net charge-offs totaled $5.8 million for the fourth quarter of 2019, compared to net recoveries of $280,000 for the fourth quarter of 2018, and net charge-offs of $160,000 for the third quarter of 2019.   Net charge-offs of $5.8 million for the fourth quarter of 2019 primarily consisted of three lending relationships totaling $5.5 million, including one large relationship which was previously disclosed and specifically reserved for during the second and third quarters of 2018.  The three lending relationships totaling $5.5 million in net charge-offs had a total of $4.7 million in specific reserves.

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	December 31, 2019		September 30, 2019		December 31, 2018
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$5,094	52%	$5,094	36%	$5,094	34%
Commercial loans	2,657	27%	7,390	52%	8,062	54%
Restructured and loans over 90 days past due and still accruing	1,153	12%	609	4%	1,188	8%
SBA loans	787	8%	1,007	7%	326	2%
Home equity and consumer loans	137	1%	147	1%	217	2%
Total nonperforming assets	$9,828	100%	$14,247	100%	$14,887	100%

•

NPAs totaled  $9.8 million, or 0.24% of total assets, at December 31, 2019, compared to $14.9 million, or 0.48% of total assets, at December 31, 2018, and $14.2 million, or 0.45% of total assets, at September 30, 2019.

•	There were no foreclosed assets at December 31, 2019, December 31, 2018, or September 30, 2019.

•

Classified assets increased to  $32.6 million, or 0.79% of total assets, at December  31, 2019, compared to $23.4 million, or 0.76% of total assets, at December  31, 2018, and $20.2 million, or 0.64% of total assets, at September 30, 2019.  The increase in classified assets for the fourth quarter of 2019 was primarily due to classified assets acquired from Presidio.

♦

On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842).  Under the new guidance, the Company recognizes the following for all leases, at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. While the new standard impacts lessors, the Company is impacted as a lessee of the offices and real estate used for operations.  The Company's lease agreements include options to renew at the Company's discretion. The extensions are not reasonably certain to be exercised, therefore they are not considered in the calculation of the ROU asset and lease liability. Total assets and total liabilities were  $12.2 million on its consolidated statement of financial condition at December 31, 2019, as a result of recognizing right-of-use assets, included in other assets, and lease liabilities, included in other liabilities, related to non-cancelable operating lease agreements for office space.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	December 31, 2019		September 30, 2019		December 31, 2018
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,450,873	42%	$1,094,953	41%	$1,021,582	39%
Demand, interest-bearing	798,375	23%	666,054	25%	702,000	27%
Savings and money market	982,430	29%	761,471	28%	754,277	28%
Time deposits — under $250	54,361	2%	53,560	2%	58,661	2%
Time deposits — $250 and over	99,882	3%	95,543	3%	86,114	3%
CDARS — interest-bearing demand,
money market and time deposits	28,847	1%	17,409	1%	14,898	1%
Total deposits	$3,414,768	100%	$2,688,990	100%	$2,637,532	100%

•

Total deposits increased $777.2 million, or 29%, to $3.41 billion at December  31, 2019, compared to $2.64 billion at December  31, 2018, which included $723.0 million in deposits from Presidio, at fair value, and an increase of $54.2 million in the Company’s legacy deposits.  Total Deposits increased $725.8 million or 27%  from $2.69 billion at September 30, 2019, which included $723.0 million in deposits from Presidio, at fair value, and an increase of $2.8 million in the Company’s legacy deposits.

•

Deposits, excluding all time deposits and CDARS deposits, increased $753.8 million, or 30%, to $3.23 billion at December  31, 2019, compared to $2.48  billion at December  31, 2018,  which included $699.4 million in deposits from Presidio, at fair value, and an increase of $54.4 million in the Company’s legacy deposits.  Deposits, excluding all time deposits and CDARS deposits increased $709.2 million or 28%, compared to $2.52 billion at  September 30, 2019, which included $669.4 million in deposits from Presidio, at fair value, and an increase of $9.8 million in the Company’s legacy deposits..

♦

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at December  31, 2019, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Risk-Based	14.6%	13.9%	10.0%	10.5%
Tier 1 Risk-Based	12.5%	13.1%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	12.5%	13.1%	6.5%	7.0%
Leverage	9.8%	10.2%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2019	2019	2018
Unrealized gain (loss) on securities available-for-sale	$1,242	$1,202	$(5,412)
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	297	306	343
Split dollar insurance contracts liability	(4,835)	(3,794)	(3,722)
Supplemental executive retirement plan liability	(6,842)	(3,898)	(3,995)
Unrealized gain on interest-only strip from SBA loans	360	386	405
Total accumulated other comprehensive loss	$(9,778)	$(5,798)	$(12,381)

•	The increase in the negative balance of the supplemental executive retirement plan liability at December 31, 2019 was primarily due to a decrease in interest rates.

♦

Tangible equity increased to $388.9 million at December  31, 2019, compared to $271.7 million at December  31, 2018, and $301.2 million at September 30, 2019.  Tangible book value per share was $6.55 at December  31, 2019, compared to $6.28 at December  31, 2018, and $6.92 at September 30, 2019.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo,  San Rafael,  Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (12) increased capital requirements  for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit,  and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) the potential increase in reserves and allowance for loan loss as a result of the transition to the current expected credit loss standard (“CECL”) established by the Financial Accounting Standards Board to account for expected credit losses; (18) possible impairment of our goodwill and other intangible assets; (19) possible  adjustment of the valuation of our deferred tax assets; (20) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (21) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (22) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (23) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities , accounting and tax matters; (24) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (25) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (26) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (27) availability of and competition for acquisition opportunities; (28) risks resulting from domestic terrorism; (29) risks of natural disasters (including earthquakes) and other events beyond our control; (30) the expected cost savings, synergies and other financial benefits from the Presidio Bank merger might not be realized within the expected time frames or at all; and (31) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct:  (408) 494-4542

	For the Quarter Ended:			Percent Change From:		For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,	December 31,	Percent
(in $000’s, unaudited)	2019	2019	2018	2019	2018	2019	2018	Change
Interest income	$42,471	$33,250	$35,378	28%	20%	$142,659	$129,845	10%
Interest expense	3,242	2,625	2,318	24%	40%	10,847	7,822	39%
Net interest income before provision
for loan losses	39,229	30,625	33,060	28%	19%	131,812	122,023	8%
Provision (credit) for loan losses	3,223	(576)	142	660%	2170%	846	7,421	(89)%
Net interest income after provision
for loan losses	36,006	31,201	32,918	15%	9%	130,966	114,602	14%
Noninterest income:
Service charges and fees on deposit accounts	1,140	1,032	1,132	10%	1%	4,510	4,113	10%
Increase in cash surrender value of
life insurance	405	336	229	21%	77%	1,404	1,045	34%
(Loss) gain on sales of securities	(217)	330	—	(166)%	N/A %	661	266	148%
Gain on sales of SBA loans	358	156	147	129%	144%	689	698	(1)%
Servicing income	156	139	176	12%	(11)%	636	709	(10)%
Other	551	625	709	(12)%	(22)%	2,344	2,743	(15)%
Total noninterest income	2,393	2,618	2,393	(9)%	0%	10,244	9,574	7%
Noninterest expense:
Salaries and employee benefits	18,819	10,467	9,699	80%	94%	50,754	45,001	13%
Occupancy and equipment	2,013	1,550	1,484	30%	36%	6,647	5,411	23%
Professional fees	899	789	853	14%	(5)%	3,259	1,969	66%
Other	8,895	5,103	4,905	74%	81%	24,238	23,140	5%
Total noninterest expense	30,626	17,909	16,941	71%	81%	84,898	75,521	12%
Income before income taxes	7,773	15,910	18,370	(51)%	(58)%	56,312	48,655	16%
Income tax expense	2,088	4,633	5,138	(55)%	59%	15,851	13,324	19%
Net income	$5,685	$11,277	$13,232	(50)%	(57)%	$40,461	$35,331	15%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.10	$0.26	$0.31	(62)%	(68)%	$0.87	$0.85	2%
Diluted earnings per share	$0.10	$0.26	$0.30	(61)%	(67)%	$0.84	$0.84	0%
Weighted average shares outstanding - basic	57,168,605	43,258,983	43,079,470	32%	33%	46,684,384	41,469,211	13%
Weighted average shares outstanding - diluted	58,361,976	43,796,904	43,691,222	33%	34%	47,906,229	42,182,939	14%
Common shares outstanding at period-end	59,368,156	43,509,406	43,288,750	36%	37%	59,368,156	43,288,750	37%
Dividend per share	$0.12	$0.12	$0.11	0%	9%	$0.48	$0.44	9%
Book value per share	$9.71	$9.09	$8.49	7%	14%	$9.71	$8.49	14%
Tangible book value per share	$6.55	$6.92	$6.28	(5)%	4%	$6.55	$6.28	4%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	4.04%	11.44%	14.68%	(65)%	(72)%	9.51%	10.79%	(12)%
Annualized return on average tangible equity	5.96%	15.08%	20.08%	(60)%	(70)%	13.09%	14.41%	(9)%
Annualized return on average assets	0.55%	1.44%	1.64%	(62)%	(66)%	1.21%	1.16%	4%
Annualized return on average tangible assets	0.57%	1.49%	1.69%	(62)%	(66)%	1.25%	1.19%	5%
Net interest margin (fully tax equivalent)	4.15%	4.24%	4.42%	(2)%	(6)%	4.28%	4.31%	(1)%
Efficiency ratio	73.58%	53.87%	47.78%	37%	54%	59.76%	57.39%	4%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$4,124,018	$3,103,043	$3,208,177	33%	29%	$3,353,770	$3,055,636	10%
Average tangible assets	$3,943,725	$3,008,602	$3,112,065	31%	27%	$3,237,289	$2,973,238	9%
Average earning assets	$3,762,239	$2,878,590	$2,980,207	31%	26%	$3,094,589	$2,844,350	9%
Average loans held-for-sale	$3,299	$4,171	$5,435	(21)%	(39)%	$3,714	$4,084	(9)%
Average total loans	$2,442,802	$1,851,669	$1,868,186	32%	31%	$1,991,203	$1,796,931	11%
Average deposits	$3,432,771	$2,612,252	$2,752,120	31%	25%	$2,819,932	$2,633,287	7%
Average demand deposits - noninterest-bearing	$1,452,893	$1,041,712	$1,107,813	39%	31%	$1,131,098	$1,029,860	10%
Average interest-bearing deposits	$1,979,878	$1,570,540	$1,644,307	26%	20%	$1,688,834	$1,603,427	5%
Average interest-bearing liabilities	$2,027,106	$1,610,168	$1,683,790	26%	20%	$1,730,320	$1,642,803	5%
Average equity	$558,478	$391,086	$357,505	43%	56%	$425,674	$327,557	30%
Average tangible equity	$378,185	$296,645	$261,393	27%	45%	$309,193	$245,159	26%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2019	2019	2019	2019	2018
Interest income	$42,471	$33,250	$33,489	$33,449	$35,378
Interest expense	3,242	2,625	2,573	2,407	2,318
Net interest income before provision
for loan losses	39,229	30,625	30,916	31,042	33,060
Provision (credit) for loan losses	3,223	(576)	(740)	(1,061)	142
Net interest income after provision
for loan losses	36,006	31,201	31,656	32,103	32,918
Noninterest income:
Service charges and fees on deposit accounts	1,140	1,032	1,177	1,161	1,132
Increase in cash surrender value of
life insurance	405	336	333	330	229
(Loss) gain on sales of securities	(217)	330	548	—	—
Gain on sales of SBA loans	358	156	36	139	147
Servicing income	156	139	150	191	176
Other	551	625	521	647	709
Total noninterest income	2,393	2,618	2,765	2,468	2,393
Noninterest expense:
Salaries and employee benefits	18,819	10,467	10,698	10,770	9,699
Occupancy and equipment	2,013	1,550	1,578	1,506	1,484
Professional fees	899	789	753	818	853
Other	8,895	5,103	5,416	4,824	4,905
Total noninterest expense	30,626	17,909	18,445	17,918	16,941
Income before income taxes	7,773	15,910	15,976	16,653	18,370
Income tax expense	2,088	4,633	4,623	4,507	5,138
Net income	$5,685	$11,277	$11,353	$12,146	$13,232

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.10	$0.26	$0.26	$0.28	$0.31
Diluted earnings per share	$0.10	$0.26	$0.26	$0.28	$0.30
Weighted average shares outstanding - basic	57,168,605	43,258,983	43,202,562	43,108,208	43,079,470
Weighted average shares outstanding - diluted	58,361,976	43,796,904	43,721,451	43,670,341	43,691,222
Common shares outstanding at period-end	59,368,156	43,509,406	43,498,406	43,323,753	43,288,750
Dividend per share	$0.12	$0.12	$0.12	$0.12	$0.11
Book value per share	$9.71	$9.09	$8.92	$8.74	$8.49
Tangible book value per share	$6.55	$6.92	$6.75	$6.54	$6.28

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	4.04%	11.44%	11.96%	13.28%	14.68%
Annualized return on average tangible equity	5.96%	15.08%	15.94%	17.90%	20.08%
Annualized return on average assets	0.55%	1.44%	1.48%	1.58%	1.64%
Annualized return on average tangible assets	0.57%	1.49%	1.53%	1.63%	1.69%
Net interest margin (fully tax equivalent)	4.15%	4.24%	4.38%	4.38%	4.42%
Efficiency ratio	73.58%	53.87%	54.76%	53.47%	47.78%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$4,124,018	$3,103,043	$3,070,043	$3,109,583	$3,208,177
Average tangible assets	$3,943,725	$3,008,602	$2,975,096	$3,014,029	$3,112,065
Average earning assets	$3,762,239	$2,878,590	$2,844,677	$2,885,591	$2,980,207
Average loans held-for-sale	$3,299	$4,171	$4,256	$3,125	$5,435
Average total loans	$2,442,802	$1,851,669	$1,831,218	$1,833,965	$1,868,186
Average deposits	$3,432,771	$2,612,252	$2,590,933	$2,637,308	$2,752,120
Average demand deposits - noninterest-bearing	$1,452,893	$1,041,712	$1,001,914	$1,024,142	$1,107,813
Average interest-bearing deposits	$1,979,878	$1,570,540	$1,589,019	$1,613,166	$1,644,307
Average interest-bearing liabilities	$2,027,106	$1,610,168	$1,628,554	$1,652,658	$1,683,790
Average equity	$558,478	$391,086	$380,605	$370,792	$357,505
Average tangible equity	$378,185	$296,645	$285,658	$275,238	$261,393

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
ASSETS
Cash and due from banks	$49,447	$48,121	$30,273	3%	63%
Other investments and interest-bearing deposits
in other financial institutions	407,923	367,662	134,295	11%	204%
Securities available-for-sale, at fair value	404,825	333,101	459,043	22%	(12)%
Securities held-to-maturity, at amortized cost	366,560	342,033	377,198	7%	(3)%
Loans held-for-sale - SBA, including deferred costs	1,052	3,571	2,649	(71)%	(60)%
Loans:
Commercial	678,696	528,060	597,763	29%	14%
Real estate:
CRE	1,495,903	1,080,235	994,067	38%	50%
Land and construction	147,109	96,610	122,358	52%	20%
Home equity	136,259	111,610	109,112	22%	25%
Residential mortgages	55,128	47,276	50,979	17%	8%
Consumer	21,068	11,701	12,453	80%	69%
Loans	2,534,163	1,875,492	1,886,732	35%	34%
Deferred loan fees, net	(319)	(105)	(327)	204%	(2)%
Total loans, net of deferred fees	2,533,844	1,875,387	1,886,405	35%	34%
Allowance for loan losses	(23,285)	(25,895)	(27,848)	(10)%	(16)%
Loans, net	2,510,559	1,849,492	1,858,557	36%	35%
Company-owned life insurance	76,027	62,858	61,859	21%	23%
Premises and equipment, net	8,250	6,849	7,137	20%	16%
Goodwill	167,420	83,753	83,753	100%	100%
Other intangible assets	20,415	10,346	12,007	97%	70%
Accrued interest receivable and other assets	96,985	74,685	69,791	30%	39%
Total assets	$4,109,463	$3,182,471	$3,096,562	29%	33%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,450,873	$1,094,953	$1,021,582	33%	42%
Demand, interest-bearing	798,375	666,054	702,000	20%	14%
Savings and money market	982,430	761,471	754,277	29%	30%
Time deposits-under $250	54,361	53,560	58,661	1%	(7)%
Time deposits-$250 and over	99,882	95,543	86,114	5%	16%
CDARS - money market and time deposits	28,847	17,409	14,898	66%	94%
Total deposits	3,414,768	2,688,990	2,637,532	27%	29%
Subordinated debt, net of issuance costs	39,554	39,507	39,369	0%	0%
Other short-term borrowings	328	—	—	N/A	N/A
Accrued interest payable and other liabilities	78,105	58,628	52,195	33%	50%
Total liabilities	3,532,755	2,787,125	2,729,096	27%	29%

Shareholders’ Equity:
Common stock	489,745	302,983	300,844	62%	63%
Retained earnings	96,741	98,161	79,003	(1)%	22%
Accumulated other comprehensive loss	(9,778)	(5,798)	(12,381)	(69)%	21%
Total Shareholders' Equity	576,708	395,346	367,466	46%	57%
Total liabilities and shareholders’ equity	$4,109,463	$3,182,471	$3,096,562	29%	33%

	End of Period:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2019	2019	2019	2019	2018
ASSETS
Cash and due from banks	$49,447	$48,121	$36,302	$38,699	$30,273
Other investments and interest-bearing deposits
in other financial institutions	407,923	367,662	239,710	196,278	134,295
Securities available-for-sale, at fair value	404,825	333,101	383,156	452,521	459,043
Securities held-to-maturity, at amortized cost	366,560	342,033	351,399	367,023	377,198
Loans held-for-sale - SBA, including deferred costs	1,052	3,571	5,202	3,216	2,649
Loans:
Commercial	678,696	528,060	567,529	559,718	597,763
Real estate:
CRE	1,495,903	1,080,235	1,037,885	1,012,641	994,067
Land and construction	147,109	96,610	97,297	98,222	122,358
Home equity	136,259	111,610	116,057	118,448	109,112
Residential mortgages	55,128	47,276	48,944	49,786	50,979
Consumer	21,068	11,701	10,279	9,690	12,453
Loans	2,534,163	1,875,492	1,877,991	1,848,505	1,886,732
Deferred loan fees, net	(319)	(105)	(224)	(187)	(327)
Total loans, net of deferred fees	2,533,844	1,875,387	1,877,767	1,848,318	1,886,405
Allowance for loan losses	(23,285)	(25,895)	(26,631)	(27,318)	(27,848)
Loans, net	2,510,559	1,849,492	1,851,136	1,821,000	1,858,557
Company-owned life insurance	76,027	62,858	62,522	62,189	61,859
Premises and equipment, net	8,250	6,849	6,975	6,998	7,137
Goodwill	167,420	83,753	83,753	83,753	83,753
Other intangible assets	20,415	10,346	10,900	11,454	12,007
Accrued interest receivable and other assets	96,985	74,685	76,976	72,746	69,791
Total assets	$4,109,463	$3,182,471	$3,108,031	$3,115,877	$3,096,562

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,450,873	$1,094,953	$994,082	$1,016,770	$1,021,582
Demand, interest-bearing	798,375	666,054	682,114	704,996	702,000
Savings and money market	982,430	761,471	788,832	759,306	754,277
Time deposits-under $250	54,361	53,560	53,351	56,385	58,661
Time deposits-$250 and over	99,882	95,543	88,519	90,042	86,114
CDARS - money market and time deposits	28,847	17,409	15,575	12,745	14,898
Total deposits	3,414,768	2,688,990	2,622,473	2,640,244	2,637,532
Subordinated debt, net of issuance costs	39,554	39,507	39,461	39,414	39,369
Other short-term borrowings	328	—	—	—	—
Accrued interest payable and other liabilities	78,105	58,628	57,989	57,703	52,195
Total liabilities	3,532,755	2,787,125	2,719,923	2,737,361	2,729,096

Shareholders’ Equity:
Common stock	489,745	302,983	302,305	301,550	300,844
Retained earnings	96,741	98,161	92,105	85,953	79,003
Accumulated other comprehensive loss	(9,778)	(5,798)	(6,302)	(8,987)	(12,381)
Total Shareholders' Equity	576,708	395,346	388,108	378,516	367,466
Total liabilities and shareholders’ equity	$4,109,463	$3,182,471	$3,108,031	$3,115,877	$3,096,562

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2019	2019	2018	2019	2018
Nonaccrual loans - held-for-investment	$8,675	$13,638	$13,699	(36)%	(37)%
Restructured and loans over 90 days past due
and still accruing	1,153	609	1,188	89%	(3)%
Total nonperforming loans	9,828	14,247	14,887	(31)%	(34)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$9,828	$14,247	$14,887	(31)%	(34)%
Other restructured loans still accruing	$436	$247	$253	77%	72%
Net charge-offs (recoveries) during the quarter	$5,833	$160	$(280)	3546%	2183%
Provision (credit) for loan losses during the quarter	$3,223	$(576)	$142	660%	2170%
Allowance for loan losses	$23,285	$25,895	$27,848	(10)%	(16)%
Classified assets	$32,579	$20,225	$23,409	61%	39%
Allowance for loan losses to total loans	0.92%	1.38%	1.48%	(33)%	(38)%
Allowance for loan losses to total nonperforming loans	236.93%	181.76%	187.06%	30%	27%
Nonperforming assets to total assets	0.24%	0.45%	0.48%	(47)%	(50)%
Nonperforming loans to total loans	0.39%	0.76%	0.79%	(49)%	(51)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	8%	6%	8%	33%	0%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	7%	6%	7%	17%	0%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$388,873	$301,247	$271,706	29%	43%
Shareholders’ equity / total assets	14.03%	12.42%	11.87%	13%	18%
Tangible common equity / tangible assets (2)	9.92%	9.75%	9.05%	2%	10%
Loan to deposit ratio	74.20%	69.74%	71.52%	6%	4%
Noninterest-bearing deposits / total deposits	42.49%	40.72%	38.73%	4%	10%
Total risk-based capital ratio	14.6%	16.2%	15.0%	(10)%	(3)%
Tier 1 risk-based capital ratio	12.5%	13.3%	12.0%	(6)%	4%
Common Equity Tier 1 risk-based capital ratio	12.5%	13.3%	12.0%	(6)%	4%
Leverage ratio	9.8%	10.0%	8.9%	(2)%	10%
Heritage Bank of Commerce:
Total risk-based capital ratio	13.9%	15.2%	14.0%	(9)%	(1)%
Tier 1 risk-based capital ratio	13.1%	14.1%	12.8%	(7)%	2%
Common Equity Tier 1 risk-based capital ratio	13.1%	14.1%	12.8%	(7)%	2%
Leverage ratio	10.2%	10.6%	9.4%	(4)%	9%

(1)	Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2019	2019	2019	2019	2018
Nonaccrual loans - held-for-investment	$8,675	$13,638	$15,695	$15,958	$13,699
Restructured and loans over 90 days past due
and still accruing	1,153	609	1,323	1,357	1,188
Total nonperforming loans	9,828	14,247	17,018	17,315	14,887
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$9,828	$14,247	$17,018	$17,315	$14,887
Other restructured loans still accruing	$436	$247	$175	$201	$253
Net charge-offs (recoveries) during the quarter	$5,833	$160	$(53)	$(531)	$(280)
Provision (credit) for loan losses during the quarter	$3,223	$(576)	$(740)	$(1,061)	$142
Allowance for loan losses	$23,285	$25,895	$26,631	$27,318	$27,848
Classified assets	$32,579	$20,225	$31,176	$25,176	$23,409
Allowance for loan losses to total loans	0.92%	1.38%	1.42%	1.48%	1.48%
Allowance for loan losses to total nonperforming loans	236.93%	181.76%	156.49%	157.77%	187.06%
Nonperforming assets to total assets	0.24%	0.45%	0.55%	0.56%	0.48%
Nonperforming loans to total loans	0.39%	0.76%	0.91%	0.94%	0.79%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	8%	6%	10%	8%	8%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	7%	6%	9%	8%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$388,873	$301,247	$293,455	$283,309	$271,706
Shareholders’ equity / total assets	14.03%	12.42%	12.49%	12.15%	11.87%
Tangible common equity / tangible assets (2)	9.92%	9.75%	9.74%	9.38%	9.05%
Loan to deposit ratio	74.20%	69.74%	71.60%	70.01%	71.52%
Noninterest-bearing deposits / total deposits	42.49%	40.72%	37.91%	38.51%	38.73%
Total risk-based capital ratio	14.6%	16.2%	15.9%	15.6%	15.0%
Tier 1 risk-based capital ratio	12.5%	13.3%	13.0%	12.6%	12.0%
Common Equity Tier 1 risk-based capital ratio	12.5%	13.3%	13.0%	12.6%	12.0%
Leverage ratio	9.8%	10.0%	9.9%	9.5%	8.9%
Heritage Bank of Commerce:
Total risk-based capital ratio	13.9%	15.2%	14.9%	14.6%	14.0%
Tier 1 risk-based capital ratio	13.1%	14.1%	13.7%	13.4%	12.8%
Common Equity Tier 1 risk-based capital ratio	13.1%	14.1%	13.7%	13.4%	12.8%
Leverage ratio	10.2%	10.6%	10.5%	10.1%	9.4%

(1)  Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	December 31, 2019			December 31, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,446,101	35,487	5.76%	$1,873,621	$28,364	6.01%
Securities - taxable	653,623	3,687	2.24%	692,903	4,099	2.35%
Securities - exempt from Federal tax (3)	82,034	663	3.21%	86,597	697	3.19%
Other investments and interest-bearing deposits
in other financial institutions	580,481	2,773	1.90%	327,086	2,365	2.87%
Total interest earning assets (3)	3,762,239	42,610	4.49%	2,980,207	35,525	4.73%
Cash and due from banks	48,313			40,963
Premises and equipment, net	8,497			7,201
Goodwill and other intangible assets	180,293			96,112
Other assets	124,676			83,694
Total assets	$4,124,018			$3,208,177

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,452,893			$1,107,813

Demand, interest-bearing	789,465	600	0.30%	678,983	566	0.33%
Savings and money market	1,009,880	1,283	0.50%	802,384	878	0.43%
Time deposits - under $100	19,613	28	0.57%	21,787	22	0.40%
Time deposits - $100 and over	143,095	373	1.03%	127,911	266	0.83%
CDARS - money market and time deposits	17,825	2	0.04%	13,242	2	0.06%
Total interest-bearing deposits	1,979,878	2,286	0.46%	1,644,307	1,734	0.42%
Total deposits	3,432,771	2,286	0.26%	2,752,120	1,734	0.25%

Subordinated debt, net of issuance costs	46,758	955	8.10%	39,341	583	5.88%
Short-term borrowings	470	1	0.84%	142	1	2.79%
Total interest-bearing liabilities	2,027,106	3,242	0.63%	1,683,790	2,318	0.55%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	3,479,999	3,242	0.37%	2,791,603	2,318	0.33%
Other liabilities	85,541			59,069
Total liabilities	3,565,540			2,850,672
Shareholders’ equity	558,478			357,505
Total liabilities and shareholders’ equity	$4,124,018			$3,208,177

Net interest income (3) / margin		39,368	4.15%		33,207	4.42%
Less tax equivalent adjustment (3)		(139)			(147)
Net interest income		$39,229			$33,060

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $90,000 for the fourth quarter of 2019, compared to $53,000 for the fourth quarter of 2018.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2019			September 30, 2019
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,446,101	$35,487	5.76%	$1,855,840	27,264	5.83%
Securities - taxable	653,623	3,687	2.24%	629,339	3,504	2.21%
Securities - exempt from Federal tax (3)	82,034	663	3.21%	83,403	671	3.19%
Other investments and interest-bearing deposits
in other financial institutions	580,481	2,773	1.90%	310,008	1,952	2.50%
Total interest earning assets (3)	3,762,239	42,610	4.49%	2,878,590	33,391	4.60%
Cash and due from banks	48,313			37,615
Premises and equipment, net	8,497			6,933
Goodwill and other intangible assets	180,293			94,441
Other assets	124,676			85,464
Total assets	$4,124,018			$3,103,043

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,452,893			$1,041,712

Demand, interest-bearing	789,465	600	0.30%	670,203	571	0.34%
Savings and money market	1,009,880	1,283	0.50%	737,484	1,073	0.58%
Time deposits - under $100	19,613	28	0.57%	18,549	23	0.49%
Time deposits - $100 and over	143,095	373	1.03%	127,314	373	1.16%
CDARS - money market and time deposits	17,825	2	0.04%	16,990	2	0.05%
Total interest-bearing deposits	1,979,878	2,286	0.46%	1,570,540	2,042	0.52%
Total deposits	3,432,771	2,286	0.26%	2,612,252	2,042	0.31%

Subordinated debt, net of issuance costs	46,758	955	8.10%	39,477	583	5.86%
Short-term borrowings	470	1	0.84%	151	—	0.00%
Total interest-bearing liabilities	2,027,106	3,242	0.63%	1,610,168	2,625	0.65%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	3,479,999	3,242	0.37%	2,651,880	2,625	0.39%
Other liabilities	85,541			60,077
Total liabilities	3,565,540			2,711,957
Shareholders’ equity	558,478			391,086
Total liabilities and shareholders’ equity	$4,124,018			$3,103,043

Net interest income (3) / margin		39,368	4.15%		30,766	4.24%
Less tax equivalent adjustment (3)		(139)			(141)
Net interest income		$39,229			$30,625

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $90,000 for the fourth quarter of 2019, compared to $189,000 for the third quarter of 2019.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.

	For the Year Ended			For the Year Ended
	December 31, 2019			December 31, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,994,917	$116,808	5.86%	$1,801,015	$105,635	5.87%
Securities - taxable	682,602	15,836	2.32%	669,994	15,211	2.27%
Securities - exempt from Federal tax (3)	84,165	2,720	3.23%	87,639	2,817	3.21%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	332,905	7,867	2.36%	285,702	6,774	2.37%
Total interest earning assets (3)	3,094,589	143,231	4.63%	2,844,350	130,437	4.59%
Cash and due from banks	40,070			38,665
Premises and equipment, net	7,395			7,298
Goodwill and other intangible assets	116,481			82,398
Other assets	95,235			82,925
Total assets	$3,353,770			$3,055,636

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,131,098			$1,029,860

Demand, interest-bearing	712,186	2,401	0.34%	658,386	1,885	0.29%
Savings and money market	811,266	4,298	0.53%	777,749	2,701	0.35%
Time deposits - under $100	19,448	94	0.48%	21,375	80	0.37%
Time deposits - $100 and over	130,856	1,359	1.04%	130,548	830	0.64%
CDARS - money market and time deposits	15,078	7	0.05%	15,369	10	0.07%
Total interest-bearing deposits	1,688,834	8,159	0.48%	1,603,427	5,506	0.34%
Total deposits	2,819,932	8,159	0.29%	2,633,287	5,506	0.21%

Subordinated debt, net of issuance costs	41,278	2,686	6.51%	39,270	2,314	5.89%
Short-term borrowings	208	2	0.96%	106	2	1.89%
Total interest-bearing liabilities	1,730,320	10,847	0.63%	1,642,803	7,822	0.48%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,861,418	10,847	0.38%	2,672,663	7,822	0.29%
Other liabilities	66,678			55,416
Total liabilities	2,928,096			2,728,079
Shareholders’ equity	425,674			327,557
Total liabilities and shareholders’ equity	$3,353,770			$3,055,636

Net interest income (3) / margin		132,384	4.28%		122,615	4.31%
Less tax equivalent adjustment (3)		(572)			(592)
Net interest income		$131,812			$122,023

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $580,000 for the year ended December  31, 2019, compared to $375,000 for the year ended December  31, 2018.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21%.